ADMINISTRATION AGREEMENT


       THIS ADMINISTRATION AGREEMENT, dated as of February 1, 1999, by and between ICCMAC MULTIFAMILY AND COMMERCIAL TRUST 1999-1, a Delaware business trust (the "Trust"), and IMPERIAL CREDIT COMMERCIAL ASSET MANAGEMENT CORP., a California corporation (the "Administrator").


                            W I T N E S S E T H :


       WHEREAS, the Trust was established pursuant to the Deposit Trust Agreement between the Depositor and the Owner Trustee;


       WHEREAS, the Trust is issuing the Bonds pursuant to the Indenture between the Trust and the Indenture Trustee, for the benefit of Holders of the Bonds;


       WHEREAS, pursuant to the Indenture, the Trust is required to perform certain duties in connection with the Bonds and the Collateral pursuant to the Indenture;


       WHEREAS, the Trust desires to have the Administrator perform certain duties of the Trust referred to in the Indenture and to provide such additional services consistent with the terms of this Administration Agreement as the Trust may from time to time request; and


       WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust and the Owner Trustee on the terms set forth herein;


       NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

       1. Definitions. Whenever used in this Administration Agreement, including in the first paragraph and in the recitals, all capitalized terms not defined herein shall have the meaning specified in Annex 1 hereto, unless the context requires otherwise.

       2.  Duties of the Administrator.

       (a)  Duties with Respect to the Indenture.

       The Administrator agrees to perform all its duties as Administrator and certain of the duties of the Trust under the Indenture. The Administrator shall monitor the performance by the Trust of its duties under the Indenture and shall advise the Owner Trustee when action is necessary to comply with the Trust's duties under the Indenture. The Administrator shall prepare (or cause to be prepared) for execution by the Owner Trustee on behalf of the Trust, all documents, reports, filings, instruments, certificates and opinions that the Trust is required to prepare, file or deliver pursuant to the Indenture and the Deposit Trust Agreement. In furtherance of the foregoing, the Administrator shall take all appropriate action that the Trust is required to take pursuant to the Trust's obligations under the following sections of the Indenture: 2.02(e), 2.04(a), 2.04(b), 2.04(c), 2.05(b), 2.05(c), 2.06, 2.07(a), 2.09, 2.10(a), 2.11,
2.12(c),  3.01, 3.02, 3.06, 3.07, 3.08, 3.09, 3.12, 3.15(a),  3.15(b),  4.01(c),
5.16(b),  6.09(b),  6.09(c),  6.09(f), 6.10, 6.13(a), 6.14, 7.04, 8.02, 8.03(a),
9.01, 9.02,  9.04,  10.01(e),  14.04 and 14.15;  except any such duties that (i)
constitute Non-Ministerial Matters (as defined and described in Section 2(d) of this Administration Agreement), or (ii) constitute payment obligations of the Issuer (it being understood and agreed that the Administrator in its individual capacity shall not be responsible for any payment obligations of the Issuer).

       (b) Duties with Respect to the Deposit Trust Agreement.

       The Administrator shall take all appropriate action that the Owner Trustee is required to take pursuant to the Owner Trustee's obligations under Sections 4.4 and 6.6 of the Deposit Trust Agreement.

       (c)  Performance  of Duties.

       (i) In carrying out the duties of the Trust under the Indenture and any of its other obligations under this Administration Agreement, the Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Owner Trustee on behalf of the Trust and shall be on terms and conditions that are, in the Administrator's judgment, no less favorable to the Trust than would be available from Unaffiliated Parties.

       (ii) In carrying out any of its obligations under this Administration Agreement, the Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them.

       (d)  Non-Ministerial  Matters.

       (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not be under any obligation to take any action, and in any event shall not take any action unless the Administrator shall have received instructions from the Owner Trustee or from the Ownership Certificateholder. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

            (A)   the amendment of or any supplement to the Indenture;

            (B) the initiation of any claim or lawsuit by the Trust and the compromise or settlement of any action, claim or lawsuit brought by or against the Trust;

            (C) the involvement in any lawsuit or other legal action against the Indenture Trustee, including, without limitation, consenting to the settlement of any third party claim by the Indenture Trustee;

            (D) exercising discretion with respect to any action or proposed action in connection with the Mortgage Loans to the extent the Trust has the right to exercise such discretion under the terms of the Servicing Agreement;

            (E) the appointment of successor Indenture Trustees pursuant to the Indenture;

            (F)   the removal of the Owner Trustee;

            (G)   the removal of the Indenture Trustee; and

            (H) any action that the Issuer is entitled but not obligated to take under the Indenture;

provided that, notwithstanding the foregoing, the Administrator may, with the consent of the Owner Trustee or Ownership Certificateholder, take any action with respect to Non-Ministerial Matters that the Administrator, in its good faith judgment, deems to be in the best interests of the Trust. The Administrator shall be entitled to be reimbursed by the Trust for any expenses or liabilities incurred without willful misconduct, bad faith or gross negligence in connection with Non-Ministerial Matters.

       (ii) Notwithstanding anything to the contrary in this Administration Agreement, the Administrator shall not be obligated to, and shall not, take any action on behalf of the Trust that the Trust directs the Administrator not to take on its behalf.

       (e) Additional Duties. In accordance with directions received from the Trust, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Operative Agreements (other than any payment obligations) as are not covered by any of the foregoing provisions and as are expressly requested by the Trust and are reasonably within the capability of the Administrator. In accordance therewith, the Administrator agrees to fulfill the obligations of the Issuer under Section 13.12 of the Servicing Agreement.

       3. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Trust, the Depositor and the Ownership Certificateholder at any time during normal business hours.

       4. Compensation. As compensation for the performance of the Administrator's obligations under this Administration Agreement, the Administrator shall be entitled to the Administration Fee and interest and investment income earned on funds held on deposit in the Bond Account from time to time, which interest and income shall be payable as provided under the Indenture. The Administrator may, subject to and in accordance with the terms of the Indenture, direct the Indenture Trustee to invest funds on deposit in the Bond Account from time to time and shall, in accordance with the Indenture, deposit into the Bond Account an amount sufficient to cover any losses in respect of the funds so invested promptly following the occurrence of each such loss, if any.

       5. Independence of the Administrator. For all purposes of this Administration Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust, the Owner Trustee, the Ownership Certificateholder or the Indenture Trustee with respect to the manner in which it performs its obligations hereunder. Except to the extent expressly set forth herein or otherwise authorized by the Trust, the Administrator shall not have any authority to act for or represent the Trust, the Owner Trustee, the Ownership Certificateholder or the Indenture Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Indenture Trustee.

       6. No Joint Venture.  Nothing contained in this Administration  Agreement
(i) shall constitute the Administrator and the Trust, the Owner Trustee, the Ownership Certificateholder, the Indenture Trustee or the Depositor as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose on any of them liability as such a member or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

       7. Other Activities of the Administrator. Nothing herein shall prohibit the Administrator or its Affiliates from (in its or their sole discretion) engaging in other businesses or from acting in a similar capacity as a general administrator or manager for any other person or entity, even though such Person or entity may engage in business activities similar to those of the Trust, the Owner Trustee or the Indenture Trustee.

       8. Term of Agreement;  Resignation and Removal of Administrator.

       (a) This Administration Agreement shall continue in force until the dissolution, liquidation or other termination of the Trust, upon which event
this   Administration   Agreement  shall   automatically   terminate.

       (b) The Administrator may at any time resign from the obligations and duties hereby imposed on it, subject to the provisions of this Section 8.

       (c) Subject to Section 8(e) of this Administration Agreement, the Trust may remove the Administrator without cause by providing the Administrator with at least 60 days' prior written notice.

       (d) Subject to Section 8(e) of this Administration Agreement, at the sole option of the Trust, the Administrator may be removed immediately upon written notice of termination from the Trust to the Administrator if any of the following events shall occur:

          (i) the Administrator shall default in the performance of any of its duties under this Administration Agreement and, after notice of such default, shall not cure such default within ten (10) days (or, if such default cannot be cured in such time, shall not give within ten (10) days such assurance of cure as shall be reasonably satisfactory to the Owner Trustee on behalf of the Trust);

          (ii) a court having jurisdiction over the property of the Administrator shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

          (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such Law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts generally as they become due.

The Administrator  agrees that if any of the events specified in clauses (ii) or
(iii) of this Section shall occur, it shall give written notice thereof to the Trust, the Owner Trustee and the Indenture Trustee within seven (7) days following the occurrence of such event.

       (e) No resignation or removal of the Administrator pursuant to this Section shall be effective unless and until (i) a successor Administrator shall have been appointed by the Depositor (with the consent of the Owner Trustee, which consent shall not be unreasonably withheld) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the predecessor Administrator is bound hereunder.

       (f) The appointment of any successor Administrator shall be effective only after each Rating Agency, after having been given ten (10) days prior notice of such proposed appointment, shall have confirmed in writing that such appointment will not result in an Adverse Rating Event.

       9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of any termination of this Administration Agreement pursuant to
Section 8(a) of this Administration Agreement or the resignation or removal of the Administrator pursuant to Sections 8(b), 8(c) or 8(d) of this Administration Agreement, respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) of this Administration Agreement deliver to the Trust all property and documents of or relating to the Bonds or the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Sections 8(b), 8(c) or 8(d) of this Administration Agreement, respectively, the Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of the Administrator.

       10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

if to the Trust, to:

            ICCMAC Multifamily and Commercial Trust 1999-1
            c/o Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, Delaware 19890
            Facsimile number:  (302) 651-8882
            Attention:  Corporate Trust Administration

            if to the Administrator, to:

            Imperial Credit Commercial Asset Management Corp.
            11601 Wilshire Boulevard, Suite 2080
            Los Angeles, California  90025
            Facsimile number:  (310) 231-1281
            Attention:  Mark S. Karlan

         if to the Indenture Trustee, to:

            LaSalle National Bank
            135 South LaSalle Street, Suite 1625
            Chicago, Illinois  60674
            Facsimile number:  (312) 904-2084
            Attention:  Asset-Backed Securities Trust Services Group --
                        Collateralized Mortgage Bonds -- ICCMAC Multifamily and Commercial Trust 1999-1

or to such other address as any such party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

       11. Amendments.

       (a) This Administration Agreement may be amended from time to time by the parties hereto as specified in this Section, provided that any amendment be accompanied by the written consent of the Indenture Trustee and an Opinion of Counsel shall be furnished to the Indenture Trustee stating that such amendment complies with the provisions of this Section.

       (b) If the purpose of the amendment is to prevent the imposition of any federal or state taxes at any time that any Bonds are outstanding, it shall not be necessary to obtain the consent of any Bondholder to such amendment, but the Indenture Trustee shall be furnished with an Opinion of Counsel that such amendment is necessary or helpful to prevent the imposition of such taxes and is not materially adverse to any Bondholder.

       (c) If the purpose of the amendment is to add or eliminate or change any provision of this Administration Agreement other than as contemplated in clause
(b) above, it shall not be necessary to obtain the consent of any Bondholder to such amendment, but such amendment shall not be effective unless the Indenture Trustee shall have been furnished with a letter from each Rating Agency confirming that such amendment will not result in an Adverse Rating Event.

       12. Successors and Assigns. This Administration Agreement shall not be assigned by the Administrator unless (i) such assignment is previously consented to in writing by the Trust and the Indenture Trustee, (ii) each Rating Agency, after having been given ten (10) days' prior written notice of such assignment, shall have confirmed in writing confirming that such assignment will not result in an Adverse Rating Event, and (iii) the assignee shall have agreed in writing to be bound by the terms of this Administration Agreement in the same manner as the predecessor Administrator is bound hereunder. Notwithstanding the preceding sentence, the Administrator may be merged with or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Administrator shall be a party, or any Person succeeding to the business of the Administrator, shall be the successor of the Administrator hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that no such successor or resulting Person shall succeed to the rights or duties of the Administrator hereunder unless each Rating Agency shall have confirmed in writing that such succession will not result in an Adverse Rating Event. Subject to the foregoing, this Administration Agreement shall bind any successors or assigns of the parties hereto.

       13. Governing Law. This Administration Agreement shall be construed in accordance with the Laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such Laws.

       14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Administration Agreement.

       15. Counterparts. This Administration Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

       16. Severability. Any provision of this Administration Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

       17. Limitation on Liability. It is expressly understood and agreed by the parties hereto and the Indenture Trustee as a third-party beneficiary that (i) this Administration Agreement is executed and delivered by Wilmington Trust Company, not individually and personally but solely in its capacity as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it, (ii) each of the representations, warranties, covenants, agreements, undertakings and obligations herein made is made and intended not as personal representations, warranties, covenants, agreements, undertakings and obligations of Wilmington Trust Company but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Indenture Trustee and the parties hereto and by any person claiming by through or under the Indenture Trustee or the parties hereto and (iv) under no circumstances shall Wilmington Trust Company be personally liable for payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Administration Agreement or any related document.

       18. Third-Party Beneficiary. The Indenture Trustee on behalf of the Bondholders is a third-party beneficiary to this Administration Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

                       [Signatures commence on next page.]

       IN WITNESS WHEREOF, the parties have caused this Administration Agreement to be duly executed and delivered as of the day and year first above written.


                                       ICCMAC MULTIFAMILY AND COMMERCIAL
                                       TRUST 1999-1, a
                                       Delaware business trust


                                       By: Wilmington Trust Company, a
                                           Delaware banking corporation, not
                                           in its individual capacity but
                                           solely as Owner Trustee


                                           By:  __________________________
                                                Name:
                                                Title:


                                       IMPERIAL CREDIT COMMERCIAL ASSET
                                       MANAGEMENT CORP., a California
                                       corporation, as Administrator


                                           By:  __________________________
                                                Name:
                                                Title:

                                     ANNEX 1

                                  DEFINED TERMS

          "Accepted Master Servicing Practices": The procedures that the Master Servicer shall follow in the servicing and administration of the Mortgage Loans, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans that are held for other portfolios and are similar to the Mortgage Loans and
(ii) the standard of care, skill, prudence and diligence with which the Master Servicer services and administers mortgage loans for its own portfolio and are similar to the Mortgage Loans, in either case, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage loan servicers, but without regard to:

          (i) any relationship that the Master Servicer or any Affiliate of the Master Servicer may have with any Mortgagor or any Affiliate of any Mortgagor or any other party to the Servicing Agreement;

          (ii) the Master Servicer's obligations to make Advances with respect to the Mortgage Loans;

          (iii)the adequacy of the Master Servicer's compensation for its services under the Servicing Agreement or with respect to any particular transaction;

          (iv) the ownership, servicing or management for others by the Master Servicer of any other mortgage loans or property; or

          (v) the ownership by the Master Servicer of any Bonds or other securities.

          To the extent consistent with the foregoing and subject to the express limitations set forth in the Servicing Agreement, the procedures followed by the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Loans.

          "Accepted Special Servicing Practices": The procedures that the Special Servicer shall follow in the servicing, administration and disposition of Specially Serviced Mortgage Loans and the related Mortgaged Properties or REO Properties, consistent with the higher of (i) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property that are held for other portfolios and are similar to the Mortgage Loans, Mortgaged Properties and REO Properties and (ii) the standard of care, skill, prudence and diligence with which the Special Servicer services, administers and disposes of distressed mortgage loans and related real property that are held for its own portfolio and are similar to the Mortgage Loans, Mortgaged Properties and REO Properties, giving due consideration to customary and usual standards of practice of prudent institutional multifamily and commercial mortgage lenders, loan servicers and asset managers, but without regard to:

          (i) any relationship that the Special Servicer or any Affiliate of the Special Servicer may have with any Mortgagor or any Affiliate of any Mortgagor or any other party to the Servicing Agreement;

          (ii) the adequacy of the Special Servicer's compensation for its services under the Servicing Agreement or with respect to any particular transaction;

          (iii)the ownership, servicing or management for others by the Special Servicer of any other mortgage loans or property; or

          (iv) the ownership by the Special Servicer of any Bonds or other securities.

            To the extent consistent with the foregoing and subject to the express limitations set forth in the Servicing Agreement, the procedures followed by the Special Servicer shall seek to maximize the net present value of recoveries on the Specially Serviced Mortgage Loans.

            "Account": Any account or fund, including any Pledged Account established under the Indenture.

            "Accountants": A person engaged in the practice of accounting who (except when the Indenture requires an Independent Accountant) may be employed by or Affiliated with the Issuer or an Affiliate of the Issuer.

            "Accrued Bond Interest": In respect of any Class of Bonds (other than the Class S, Class H and Class X Bonds) and any Payment Date, the amount of interest accrued in the applicable Interest Accrual Period at the applicable Bond Interest Rate on the aggregate Bond Principal Amount of such Class of Bonds Outstanding immediately prior to the related Payment Date, calculated on (i) the basis of the actual number of days elapsed in the applicable Interest Accrual Period and a 360-day year with respect to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds, and (ii) a 360-day year consisting of twelve 30-day months with respect to the Class F and Class G Bonds.

            "Act": Any instrument or instruments (and the action embodied therein and evidenced thereby) of the Bondholders signing such instrument or instruments. As used in this definition, "instrument" refers to any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Indenture to be given or taken by Bondholders embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Bondholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of the Indenture and (subject to Section 6.01 of the Indenture) conclusive in favor of the Indenture Trustee and the Issuer if made in the manner described in Section 14.03 of the Indenture.

            "Actual Knowledge": With respect to the Owner Trustee or Holding Trustee, any Responsible Officer of the Owner Trustee or Holding Trustee, as applicable, within the Corporate Trust Administration office of such trustee responsible for administering the Trust or the Holding Trust, respectively, who has actual knowledge of an action taken or an action not taken that would be material to the operation of either the Trust or the Holding Trust. Actions taken or actions not taken of which such trustee should have had knowledge, or are deemed to have had constructive knowledge, do not meet this definition of Actual Knowledge.

            "Additional Expense": Any costs, expenses and liabilities (exclusive of Administrative Expenses and Servicing Expenses) that are required to be borne by the Issuer and not otherwise in respect of the Trust Estate in accordance with applicable Law, Section 7.2(c) of the Deposit Trust Agreement, or the terms of the Indenture (including any federal, state and local taxes.

            "Additional Fee Rate": With respect to any Payment Date, a rate per annum equal to the sum of the Owner Trustee Calculation Fee Rate and the Administration Calculation Fee Rate.

            "Adjustable Rate Mortgage Loan": A Mortgage Loan as to which the related Mortgage Note provides for periodic adjustments to the Mortgage Interest Rate thereon based on changes in the related Index.

            "Administration Agreement": The Administration Agreement, dated as of February 1, 1999, between the Administrator and the Issuer, a copy of which is attached to the Indenture as Exhibit G, and any amendments or supplements thereto.

            "Administration Calculation Fee Rate:" With respect to any Payment Date, the rate per annum represented by a fraction, (i) the numerator of which is $6,000 and (ii) the denominator of which is Stated Principal Balance of the Mortgage Loans as of the first day of the immediately preceding calendar month.

            "Administration   Fee":  A  monthly  fee  of  $500  payable  to  the
Administrator on each Payment Date commencing in March 2000.

            "Administrative Expenses": The fees and expenses of the Indenture Trustee and the Fiscal Agent payable thereto pursuant to Section 6.07 of the Indenture, the fees of the Owner Trustee payable thereto pursuant to Section 7.1 of the Deposit Trust Agreement, and the Administration Fee payable to the Administrator pursuant to the Administration Agreement and any other costs, expenses and liabilities (exclusive of Servicing Expenses) that are required to be borne by the Issuer in respect of the Trust Estate in accordance with applicable opinions of and advice from Counsel required to be obtained in connection with the Indenture Trustee's performance of its duties under the Indenture (including the cost of such opinions and advice).

            "Administrator": Imperial Credit Commercial Asset Management Corp., a California corporation, having its principal offices at 11601 Wilshire Boulevard, Suite 2080, Los Angeles, California 90025, or its successor in interest.

            "Advance":  A P&I Advance or a Property Protection Advance.

            "Advance Rate": An annual rate equal to the Prime Rate in effect from time to time.

            "Adverse Rating Event": With respect to any Class of Rated Bonds, as of any date of determination, a downgrade, withdrawal or qualification, if applicable, of the rating then assigned to such Class by any Rating Agency.

            "Affiliate": With respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have the meanings correlative to the foregoing.

            "Agent": A person authorized by or appointed by the Issuer to perform duties with respect to the Bonds, specified in a writing signed by such Agent and the Issuer and acknowledged by the Indenture Trustee, or by such Agent and the Indenture Trustee and acknowledged by the Issuer, including any Paying Agent. As used in the Deposit Trust Agreement and the Holding Trust Agreement, a person authorized or appointed by the Owner Trustee or the Holding Trustee, respectively, to perform duties with respect to the Ownership Certificates or the Holding Trust Certificates, respectively, specified in a writing signed by such Agent and the Owner Trustee or Holding Trustee, as applicable.

            "Appraisal Reduction Amount": For any Payment Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred, an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan as of the last day of the related Collection Period over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by an MAI Appraisal over (ii) the sum of (A) to the extent not previously advanced by the Master Servicer, the Indenture Trustee or the Fiscal Agent, all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Interest Rate, (B) all unreimbursed Advances and interest thereon at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes and assessments and insurance premiums and all other amounts, including, if applicable, ground rents, due and unpaid under the Mortgage Loan (which taxes, premiums and other amounts have not been the subject of an Advance).

            With respect to each Mortgage Loan as to which an Appraisal Reduction Event has occurred and which has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, such Mortgage Loan shall no longer be subject to any appraisal reduction.

            "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest occurrence of any of the following events: (i) the third anniversary of the date on which an extension of the Loan Maturity Date of such Mortgage Loan became effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 60 days after an uncured delinquency occurs in respect of such Mortgage Loan, (iii) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) 60 days after a receiver has been appointed with respect to the related Mortgagor, (v) immediately after the related Mortgagor declares bankruptcy, (vi) 60 days after an involuntary petition of bankruptcy is filed with respect to the related Mortgagor, if such petition is not dismissed prior to the expiration of such period; and (vii) immediately after a related Mortgaged Property becomes an REO Property.

            "ASAP System": The "automatic statements accessed by phone" system maintained by the Indenture Trustee and used by the Bondholders to obtain certain reports and information about the Bonds.

            "Asset Strategy Report": Any report prepared pursuant to Section 6.03(c) of the Servicing Agreement.

            "Assignment  of Leases and  Rents":  With  respect to any  Mortgaged
Property, any assignment of leases, rents and profits or similar agreement executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the Cut-Off Date and from time to time thereafter.

            "Assignment of Mortgage": An assignment of a Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the Laws of the jurisdiction wherein the related Mortgaged Property is located to effect the transfer of the Mortgage to the Issuer, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by Law.

            "Assumed Monthly Payment": The amount deemed due in respect of any Balloon Mortgage Loan that is delinquent in respect of its Balloon Payment beyond the first Determination Date that follows its original Loan Maturity Date. The Assumed Monthly Payment deemed due on any such Mortgage Loan on its original Loan Maturity Date and on each successive Due Date that it remains or is deemed to remain outstanding shall equal the Monthly Payment that would be due in respect thereof on such date if the related Balloon Payment had not come due but rather such Mortgage Loan had continued to amortize in accordance with such Mortgage Loan's amortization schedule in effect on such date of determination.

            "Authenticating Agent": As defined in Section 2.04(c) of the Indenture.

            "Authorized Officer": With respect to the Owner Trustee, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of authorized officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter); with respect to the Indenture Trustee or the Fiscal Agent, a Responsible Officer; and, with respect to any other Person, the Chairman, President, any Senior Vice President, any Vice President or any Assistant Vice President, and the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary (provided that, when any provision hereof requires signatures of two Authorized Officers of any such other Person, at least one of such Authorized Officers shall be the Chairman, President or any Vice President).

            "Available Interest Payment Amount": With respect to any Payment Date, an amount equal to the excess of (i) the Available Payment Amount for such Payment Date, over (ii) the Principal Payment Amount for such Payment Date.

            "Available Payment Amount": With respect to any Payment Date, the amount on deposit in the Payment Account as of 11:00 a.m., New York City time, on such Payment Date, exclusive of any portion thereof that may be withdrawn from the Payment Account pursuant to any of clauses (ii) and (iii) of Section 8.01(b) of the Indenture.

            "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its Loan Maturity Date.

            "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Loan Maturity Date of such Mortgage Loan in excess of the portion of the related Monthly Payment which is allocable to principal.

            "Bank": As used in the Deposit Trust Agreement or the Holding Trust Agreement, Wilmington Trust Company, a Delaware banking corporation, in its individual capacity, not as Owner Trustee or Holding Trustee, as the case may be.

            "Bankruptcy Code": The federal Bankruptcy Code (Title 11 of the United States Code), as amended from time to time.

            "Bond": Any Class A-1, Class A-2, Class S, Class A-3, Class B, Class C, Class D, Class X, Class E, Class F, Class G or Class H Bond.

            "Bond Balance": With respect to any Bond, as of any date of determination, the then Outstanding Bond Principal Amount of such Bond equal to the product of (a) the Percentage Interest evidenced by such Bond, multiplied by
(b) the then aggregate Bond Principal Amount of the Class of Bonds to which such Bond belongs.

            "Bond Interest Rate": With respect to any Payment Date, the per annum rate of interest for each Class of Bonds (except for the Class S, Class X, Class F, Class G and Class H Bonds) equal to the lesser of (a) the applicable Bond LIBOR Rate and (b) the Weighted Average Remittance Rate for such Payment Date. The Bond Interest Rate with respect to any Payment Date for the Class F and Class G Bonds is, with respect to each such Class, a per annum rate equal to 6.00%. The Class S, Class X and Class H Bonds do not have Bond Interest Rates.

            "Bond LIBOR Rate": With respect to any Payment Date, the per annum rate equal to One-Month LIBOR plus the related Margin, but in no event greater than the Maximum Offered Bond Rate.

            "Bond Owner": With respect to a Book-Entry Bond, the Person who is the beneficial owner of such Bond as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

            "Bond Principal Amount": With respect to any Class of Bonds (i) on or prior to the first Payment Date, an amount equal to the aggregate initial Bond Principal Amount of such Class and (ii) as of any date of determination after the first Payment Date, the Bond Principal Amount of such Class of Bonds on the Payment Date immediately prior to such date of determination, less actual payments of principal thereon (and in the case of the Class S and Class X Bonds, less payments of Distributable Amounts, Shortfall Amounts (excluding any interest payments thereon), and Early Termination Amounts) on such prior Payment Date. Realized Losses will not be allocated to reduce Bond Principal Amounts. The initial Bond Principal Amounts are as follows:

                  Class A-1...........   $100,000,000
                  Class A-2...........     94,831,000
                  Class S.............     12,150,000
                  Class A-3...........     17,447,000
                  Class B.............     11,631,000
                  Class C.............     14,539,000
                  Class D.............     13,085,000
                  Class X.............      2,700,000
                  Class E.............      4,361,000
                  Class F.............      8,723,000
                  Class G.............      5,815,000
                  Class H.............      7,269,000

The initial Bond Principal Amount for the Class S Bonds is equal to the aggregate of the Class S Scheduled Payments. The initial Bond Principal Amount of the Class X Bonds is equal to the aggregate of the Class X Scheduled
Payments. Upon payment in full of an Early Termination Amount, the Bond Principal Amount of the Class S or Class X Bonds, as the case may be, will be reduced to zero.

            "Bond Redemption Amount": An amount equal to the sum of (i) with respect to each Class of Bonds Outstanding (other than the Class S and Class X Bonds), the sum of (A) the unpaid Bond Principal Amount thereof, (B) accrued and unpaid interest at the applicable Bond Interest Rate through the Redemption Date, and (C) any unpaid LIBOR Deficiency Amount, together with interest on such unpaid LIBOR Deficiency Amount (to the extent permitted by applicable Law) at the applicable Bond Interest Rate; (ii) with respect to the Class S Bonds Outstanding, the sum of (A) to the extent not paid on prior Payment Dates, any unpaid Class S Shortfalls, together with interest on such unpaid Class S Shortfalls (to the extent permitted by applicable Law) at the Class S Rate and
(B) the Class S Early Termination Amount; (iii) with respect to the Class X Bonds Outstanding, the sum of (A) to the extent not paid on prior Payment Dates, any unpaid Class X Shortfalls, together with interest on such unpaid Class X Shortfalls (to the extent permitted by applicable Law) at the Class X Rate and
(B) the Class X Early Termination Amount; and (iv) all unreimbursed Advances with interest thereon at the Advance Rate, unpaid Master Servicer Fees, Special Servicer Fees, Indenture Trustee Fees, Owner Trustee Fees and Administration Fees and any unpaid expenses of the Issuer.

            "Bond Register": The meaning specified in Section 2.05 of the Indenture.

            "Bond Registrar": The meaning specified in Section 2.05 of the Indenture.

            "Bondholder": The Person in whose name a Bond is registered on the Bond Register.

            "Book-Entry Bonds": Bonds for which the Indenture provides that ownership and transfers of beneficial ownership interests in such Bonds shall be made through book entries by the Depository, as described in Section 2.12 of the Indenture; provided, however, that after the occurrence of a condition whereupon book-entry registration is no longer permitted, Definitive Bonds shall be issued to the Bond Owners of such Bonds and such Bonds shall no longer be "Book-Entry Bonds."

            "Business Day": Any day other than a Saturday, a Sunday or a day on which banking and savings and loan institutions in the states of California, Delaware, Texas, New York or Illinois are authorized or obligated by Law or executive order to remain closed.

            "Business Trust Statute": The Delaware Business Trust Act, Chapter 38, Title 12 of the Delaware Code, 12 Delaware Code, ss. 3801 et.
seq., as the same may be amended from time to time.

            "Certificate Percentage Interest": With respect to any Ownership Certificate or Holding Trust Certificate, the portion of the total outstanding Ownership Certificates or Holding Trust Certificates, as applicable, evidenced by such Ownership Certificate or Holding Trust
Certificate, as applicable, expressed as a percentage.

            "Certificate Voting Rights": The portion of the voting rights of all of the Ownership Certificates or Holding Trust Certificates, as applicable, allocated to any Ownership Certificate or Holding Trust Certificate, as applicable, as of the date of determination. Certificate Voting Rights shall be allocated among the Ownership Certificates or Holding Trust Certificates, as applicable, pro rata based upon the Certificate Percentage Interest of each Ownership Certificate or Holding Trust Certificate, as applicable.

            "Certificate of Trust": The certificate of trust filed prior to the Closing Date by the Owner Trustee, with respect to the Trust, or the Holding Trustee, with respect to the Holding Trust, as applicable, in the office of the Secretary of State of the State of Delaware, as required by the Business Trust Statute.

            "Class": All Bonds having the same alphabetical and/or numerical class designation and otherwise having the same characteristics (except for the denomination of such Bond).

            "Class A-1 Bond": Any of the Bonds with a "Class A-1" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-1 attached to the Indenture.

            "Class A-2 Bond": Any of the Bonds with a "Class A-2" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-2 attached to the Indenture.

            "Class A-3 Bond": Any of the Bonds with a "Class A-3" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-4 attached to the Indenture.

            "Class B Bond": Any of the Bonds with a "Class B" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-5 attached to the Indenture.

            "Class C Bond": Any of the Bonds with a "Class C" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-6 attached to the Indenture.

            "Class D Bond": Any of the Bonds with a "Class D" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-7 attached to the Indenture.

            "Class E Bond": Any of the Bonds with a "Class E" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-9 attached to the Indenture.

            "Class Exemption": A class exemption granted by the DOL, which provides relief from some or all of the prohibited transaction provisions of
Section 406 of ERISA and Section 4975 of the Code and the related excise tax provisions of Section 4975 of the Code.

            "Class F Bond": Any of the Bonds with a "Class F" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-10 attached to the Indenture.

            "Class G Bond": Any of the Bonds with a "Class G" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-11 attached to the Indenture.

            "Class H Bond": Any of the Bonds with a "Class H" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-12 attached to the Indenture.

            "Class S Bond:" Any of the Bonds with a "Class S" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-3 attached to the Indenture.

            "Class S Distributable Amount": On each Payment Date, an amount equal to the lesser of (i) the Class S Scheduled Payment for such Payment Date, and (ii) the excess of (A) the Available Interest Payment Amount for such Payment Date, over (B) the aggregate Accrued Bond Interest payable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds on such Payment Date.

            "Class S Early Termination Amount": As of any date of determination, the present value of the Class S Scheduled Payments remaining as of such date of determination, calculated using a discount rate equal to the Class S Rate.

            "Class S Rate":  An interest rate per annum equal to 7.29%.

            "Class S Scheduled Payment": With respect to each Payment Date, the scheduled payment amount set forth in Exhibit H to the Indenture corresponding to such Payment Date.

            "Class S Shortfall": On any Payment Date, the sum of (i) the amount, if any, by which the Class S Scheduled Payment for such Payment Date exceeds the Class S Distributable Amount for such Payment Date and (ii) the amount of any unpaid Class S Shortfalls on the immediately preceding Payment Date.

            "Class X Bond": Any of the Bonds with a "Class X" designation on the face thereof, executed by the Issuer and authenticated by the Indenture Trustee substantially in the form of Exhibit A-8 attached to the Indenture.

            "Class X Distributable Amount": On any Payment Date, an amount equal to the lesser of (i) the Class X Scheduled Payment and (ii) the excess of (A) the Available Interest Payment Amount for such Payment Date over (B) the sum of
(1) the aggregate Accrued Bond Interest payable to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F and Class G Bonds on such Payment Date and (2) the Class S Distributable Amount and Class S Shortfall payable to the Class S Bonds on such Payment Date.

            "Class X Early Termination Amount": As of any date of determination, the present value of the Class X Scheduled Payments remaining as of such date of determination, calculated using a discount rate equal to the Class X Rate.

            "Class X Rate":  An interest rate per annum equal to 9.0%.

            "Class X Scheduled Payment": With respect to each Payment Date, the scheduled payment amount set forth in Exhibit I to the Indenture corresponding to such Payment Date.

            "Class X Shortfall": On any Payment Date, the sum of (i) the amount, if any, by which the Class X Scheduled Payment for such Payment Date exceeds the Class X Distributable Amount for such Payment Date and (ii) the amount of any unpaid Class X Shortfalls on the immediately preceding Payment Date.

            "Closing Date":  March 10, 1999.

            "Code": The Internal Revenue Code of 1986, as amended, and Treasury Regulations promulgated thereunder including proposed regulations, to the extent that by reason of their effective date they could apply to the Bonds.

            "Collateral": The Trust Estate securing the Bonds. An "item" of Collateral refers to a specific item of Mortgage Collateral or other asset, which is Granted to the Indenture Trustee under the Indenture.

            "Collateralized Mortgage Bonds": The Series 1999-1 Bonds issued by the Issuer pursuant to the Indenture and secured by the Collateral.

            "Collection Account": The trust account or accounts created and maintained by the Master Servicer pursuant to Section 4.02 of the Servicing Agreement which shall be entitled "Banc One Mortgage Capital Markets, LLC, in trust for LaSalle National Bank, as Indenture Trustee, in trust for Holders of ICCMAC Multifamily and Commercial Trust 1999-1, Collateralized Mortgage Bonds, Series 1999-1, Collection Account" and which must be an Eligible Account.

            "Collection Period": With respect to any Payment Date, the period commencing immediately following the Determination Date in the month immediately preceding the month in which such Payment Date occurs (or, in the case of the initial Collection Period, commencing immediately following the Cut-Off Date) and ending on and including the Determination Date in the month in which such Payment Date occurs.

            "Commission":   The  Securities  and  Exchange  Commission,  or  any
successor thereto.

            "Condemnation Proceeds": With respect to each Mortgage Loan, all awards or settlements in respect of the related Mortgaged Property, whether permanent or temporary, partial or entire, on account of the exercise of the power of eminent domain or condemnation of such Mortgaged Property, held in an escrow account or a trust account, which is an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents and applicable Law, and applied or to be applied to the restoration or repair of such Mortgaged Property or required to be released to the related Mortgagor in accordance with the terms of such Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Master Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable Law.

            "Corporate Trust Office": The principal corporate trust office of the Indenture Trustee at which at any particular time its corporate trust business with respect to the Indenture shall be administered, which is currently located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674,
Attention: Asset Backed Securities Trust Services Group--ICCMAC 1999-1.

            "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan) and (provided that no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer) the Special Servicer has returned servicing of such Mortgage Loan to the Master Servicer pursuant to Section 6.02 of the Servicing Agreement.

            "CSSA Standard Information Package": The report in the format of the Commercial Secondary Market and Securitization Association Standard information package, as in effect from time to time.

            "Custodian": A Person who is at any time appointed by the Indenture Trustee pursuant to Section 6.14 of the Indenture as a document custodian.

            "Cut-Off Date":  February 1, 1999.

            "Cut-Off Date Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-Off Date, net of the principal portion of all unpaid Monthly Payments due on or before such date, excluding, with respect to each Mortgage Loan, the right to receive Prepayment Premiums, which Prepayment Premiums shall remain property of the Mortgage Loan Seller.

            "DCR": Duff & Phelps Credit Rating Co., and its successors in interest.

            "Defaulted Mortgage Loan": Any Mortgage Loan which is more than 60 days delinquent in whole or in part in respect of any Monthly Payment, or is more than 30 days delinquent in whole or in part in respect of the related Balloon Payment, if any; provided that for purposes of this definition, no Monthly Payment (other than a Balloon Payment) shall be deemed delinquent if less than five dollars ($5.00) of all amounts due and payable on such Mortgage Loan has not been received as of the most recent Due Date therefor.

            "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the related Mortgaged Property in an amount less than the then Stated Principal Balance of such Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation results from a proceeding initiated under the Bankruptcy Code with respect to the related Mortgagor or a state court deficiency proceeding.

            "Definitive Bond": As defined in Section 2.12(a) of the Indenture.

            "Deposit Trust Agreement": The Deposit Trust Agreement, dated as of February 1, 1999, between the Depositor and the Owner Trustee, pursuant to which the Issuer was created, and any amendments or supplements thereto.

            "Depositor": Imperial Credit Commercial Mortgage Acceptance Corp., a California corporation, and its successors in interest.

            "Depository": The Depository Trust Company and any successor thereto appointed by the Issuer as a Depository; provided that the Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act; and provided, further, that no entity shall be a successor Depository unless Bonds held through such entity or its nominees are treated for U.S. Federal income tax purposes as being in "registered form" within the meaning of Section 163(f) of the Code.

            "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            "Depository Representation Letter": The Letter of Representations dated March 10, 1999 among the Issuer, the Indenture Trustee and initial Depository in connection with the issuance of the Class A-1, Class A-2, Class S, Class A-3, Class B and Class C Bonds.

            "Determination Date": With respect to any Payment Date, the 17th day of the month in which such Payment Date occurs, or, if such 17th day is not a Business Day, the immediately preceding Business Day.

            "Directing Bondholder": The Monitoring Bondholder selected by a majority of the Monitoring Bondholders, by Bond Balance, as certified to the Indenture Trustee by the Bondholders or Bond Owners, as the case may be, from time to time; provided, that, absent such selection, or (i) until a Directing Bondholder is so selected, or (ii) upon receipt of notice from a majority of the Monitoring Bondholders, by Bond Balance, that a Directing Bondholder is no longer so designated, the Monitoring Bondholder(s) which owns the largest aggregate Bond Balance of one or more Monitoring Classes shall be the Directing Bondholder.

            "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Issuer or the performance of any construction work on the REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Issuer (or the Special Servicer on behalf of the Issuer) shall not be considered to Directly Operate an REO Property solely because the Issuer (or the Special Servicer on behalf of the Issuer) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

            "Diskette": Any one of the computer diskettes attached to the inside back cover of the Prospectus Supplement, each of which contains information about each of the Mortgage Loans.

            "Disposition Fee": A fee payable to the Special Servicer as additional compensation equal to 1.0% of the net proceeds of the sale or liquidation ( in whole or in part) of any Specially Serviced Mortgage Loan or REO Property that is sold or transferred or otherwise liquidated by the Special Servicer pursuant to Section 6.12 of the Servicing Agreement.

            "Distributable Amount": Any Class S Distributable Amount or Class X Distributable Amount, as applicable.

            "Document Defect": As defined in Section 2.02(a) of the Servicing Agreement.

            "DOL": The United States Department of Labor, or any successor in interest.

            "DOL Regulations": The regulations promulgated at 29 C.F.R. ss. 2510.3-101.

            "Dollar" or "$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public or private debts.

            "Due Date": With respect to any Mortgage Loan, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be due.

            "Early Termination Amount": Any Class S Early Termination Amount or Class X Early Termination Amount, as applicable.

            "Eligible Account": Either (i) (A) an account or accounts maintained with either a federal or state chartered depository institution or trust company the long-term unsecured debt obligations (or short-term unsecured debt obligations if the account holds funds for less than 30 days) or commercial paper of which are rated by each of the Rating Agencies in its highest rating category at all times (or short-term unsecured debt obligations if the account holds funds for less than 30 days) of which are rated at least "AA-" or the equivalent by each Rating Agency or, if applicable, the short-term rating equivalent thereof, which is at least "D-1" by DCR and "A-1" by Standard & Poor's and DCR, or (B) as to which the Master Servicer or the Indenture Trustee, as applicable, has received written confirmation from each of the Rating Agencies that holding funds in such account would not in and of itself, result in an Adverse Rating Event, or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. ss. 9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority, or (iii) any other account that, as evidenced by a written confirmation from each Rating Agency, would not, in and of itself, result in an Adverse Rating Event, which may be an account maintained with the Indenture Trustee or the Master Servicer; provided, however, that accounts held at Banc One Texas, N.A. (or any successor in interest), and any other bank authorized under the applicable Loan Documents (solely with respect to the related Mortgage Loan), shall be Eligible Accounts for so long as there is no downgrade, withdrawal or qualification of the long-term or short-term unsecured debt rating of such institutions from their ratings as of the Closing Date (or, with respect to any successor in interest of Banc One Texas, N.A., for so long as there is no downgrade, withdrawal or qualification of the long-term or short-term unsecured debt rating of such successor in interest, provided that such successor in interest had a rating equal to or better than the rating of Banc One Texas, N.A. as of the Closing Date at the time such bank became a successor in interest).

            "Eligible Trustee": A bank (within the meaning of Section 2(a)(5) of the Investment Company Act) that meets the requirements of Section 26(a)(1) of the Investment Company Act, that is not an Affiliate of the Depositor, the Issuer or the Mortgage Loan Seller or an Affiliate of any Person involved in the organization or operation of the Depositor, the Issuer or the Mortgage Loan Seller, that is organized and doing business under the Laws of any state or the United States of America, that is authorized under such Laws to exercise corporate trust powers and to accept the trust conferred under the Deposit Trust Agreement or the Holding Trust Agreement, as the case may be, that has a combined capital and surplus and undivided profits of at least $100,000,000 and that is subject to supervision or examination by federal or state authority and that has a long-term unsecured debt rating from each Rating Agency of "A" or better. If such bank publishes reports of condition at least annually, pursuant to Law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital, surplus and undivided profits of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          "Environmental Laws": Any present or future federal, state or local Law, statute, regulation or ordinance, and any judicial or administrative order or judgment thereunder, pertaining to health, industrial hygiene, Hazardous Materials or the environment, including, but not limited to, each of the following, as enacted as of the date hereof or as hereafter amended:

          (i)  the  Comprehensive   Environmental  Response,   Compensation  and
               Liability  Act of 1980,  42  U.S.C.  ss.ss.  9601-9657;

          (ii) the Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.ss. 6901-6991;

          (iii)the Toxic  Substance  Control  Act, 15 U.S.C.  ss.ss.  2601-2629;

          (iv) the Water  Pollution  Control  Act (also known as the Clean Water
               Act),  33 U.S.C.  ss.  1251 et seq.;

          (v)  the  Clean  Air Act,  42 U.S.C.  ss.  7401 et seq.;  and

          (vi) the Hazardous Materials Transportation Act, 49 U.S.C.ss. 1801 et seq.

            "Environmental Site Assessment": In respect of any Mortgaged Property, one or more reports regarding the environmental condition of such Mortgaged Property prepared in connection with the origination of the related Mortgage Loan or otherwise addressed to the Mortgage Loan Seller and its successors and assigns. Such reports include, but are not limited to, Phase I Environmental Reports and a review of a compilation of databases, made available by several regulatory agencies and conducted by a private service with respect to an area within a certain radius surrounding the related Mortgaged Property.

            "ERISA": The Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "Excess Condemnation Proceeds": With respect to each Mortgage Loan, all awards or settlements in respect of the related Mortgaged Property, whether permanent or temporary, partial or entire, on account of the exercise of the power of eminent domain or condemnation with respect to such Mortgaged Property, other than any such awards or settlements held in an escrow account or a trust account, which shall be an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents and applicable Law, and applied or to be applied to the restoration or repair of such Mortgaged Property or required to be released to the related Mortgagor in accordance with the terms of such Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Master Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable Law.

            "Excess  Insurance  Proceeds":  With respect to each Mortgage  Loan, proceeds of any primary hazard insurance policy required to be maintained pursuant to Section 4.06 of the Servicing Agreement, title insurance policy or any other Insurance Policy covering such Mortgage Loan or the related Mortgaged Property, other than any proceeds to be held in an escrow account or a trust account, which shall be an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents and applicable Law, and applied or to be applied to the restoration or repair of such Mortgaged Property or required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents or, to the extent not expressly provided therein, in accordance with Accepted Master Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable Law.

            "Exchange Act": The Securities Exchange Act of 1934, as amended, and
the  rules,   regulations  and  published   interpretations  of  the  Commission
promulgated thereunder from time to time.

            "Final Recovery Determination": A determination by the Special Servicer with respect to any Specially Serviced Mortgage Loan, as certified in writing by a Servicing Officer setting forth such determination and the procedures and considerations of the Special Servicer forming the basis of such determination, that there has been a recovery of all REO Proceeds, Liquidation Proceeds and other payments or recoveries that the Special Servicer, in its reasonable good faith judgment, expects to be ultimately recoverable.

            "Fiscal   Agent":   ABN  AMRO  Bank  N.V.,  a  Netherlands   banking
corporation and the corporate parent of the Indenture Trustee, and its successors in interest.

            "GAAP": Generally accepted accounting principles, as in effect in the United States.

            "Governmental Authority": Any government, or any commission, authority, board, agency, division, subdivision or any court or tribunal of the government, of the United States of America or of any state, territory, city, municipality, county or town thereof or of the District of Columbia, or of any foreign jurisdiction, including the employees or agents thereof.

            "Grant": To mortgage, pledge, bargain, sell, warrant, alienate, demise, convey, assign, transfer, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of Collateral shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other monies and proceeds payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

            "Hazardous Materials": All materials subject to any Environmental Law, including, without limitation, materials listed in 49 C.F.R. ss. 172.010, materials defined as hazardous pursuant to ss. 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, flammable, explosive or radioactive materials, hazardous or toxic wastes or substances, lead-based materials, petroleum or petroleum distillates or asbestos or material containing asbestos, polychlorinated biphenyls ("PCBs"), radon gas, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification that would, if classified as unusable, be included in the foregoing definition.

            "Highest Lawful Rate": As defined in Section 14.19 of the Indenture.

            "Holder":  A Bondholder.

            "Holding Trust": ICCMIC Commercial Holding Trust 1999-1, a Delaware business trust, and its successors in interest.

            "Holding Trust Agreement": The Holding Trust Agreement, dated as of February 1, 1999, between the Trustor and the Holding Trustee, pursuant to which the Holding Trust was created, and any amendments or supplements thereto.

            "Holding Trust Certificate": The certificate which represents 100% of the ownership interest of the Holding Trust, with a "Holding Trust Certificate" designation on the face thereof, executed and authenticated by the Holding Trustee and substantially similar in form to Exhibit A attached to the Holding Trust Agreement.

            "Holding Trustee": Wilmington Trust Company, a Delaware banking corporation, and its successors in interest, in its capacity as trustee under the Holding Trust Agreement.

            "Holding Trustee Fee": A fee of $4,000 per annum, payable each year on the Payment Date occurring in the month in which the anniversary of the Closing Date occurs, commencing in March 2000.

            "Holding Trustee's Agent": Any agent or attorney of the Holding Trustee appointed by the Holding Trustee to execute one or more of the trusts or powers under the Holding Trust Agreement.

            "Holding Trustee's Office": The principal corporate trust office of the Holding Trustee at which, at any particular time, its corporate trust business is administered, which office at the Closing Date is located at the address of the Holding Trustee set forth in Section 13.4 of the Holding Trust Agreement.

            "Indenture": The Indenture, dated as of February 1, 1999 between the Issuer, acting through the Owner Trustee and the Indenture Trustee and any amendment or supplement thereto.

            "Indenture Trustee": LaSalle National Bank, a national banking association, and its successors in interest, in its capacity as Indenture Trustee under the Indenture, or any successor trustee appointed as provided in the Indenture.

            "Indenture Trustee Fee": With respect to each Mortgage Loan and for any Payment Date, an amount equal to one-twelfth of the product of (a) the Indenture Trustee Fee Rate and (b) the Stated Principal Balance of each Mortgage Loan as of the Due Date in the preceding calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Indenture Trustee Fee Rate":  A fee rate of 0.008%.

            "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Issuer, the Depositor, the Mortgage Loan Seller, the Loan Originator, the Indenture Trustee, the Fiscal Agent, the Owner Trustee, the Master Servicer, the Special Servicer and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the Issuer, the Depositor, the Mortgage Loan Seller, the Loan Originator, the Indenture Trustee, the Fiscal Agent, the Owner Trustee, the Master Servicer, the Special Servicer or any Affiliate thereof, and (iii) is not connected with the Issuer, the Depositor, the Mortgage Loan Seller, the Loan Originator, the Indenture Trustee, the Fiscal Agent, the Owner Trustee, the Master Servicer, the Special Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

            "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Issuer within the meaning of
Section 856(d)(3) of the Code, so long as the Issuer does not receive or derive any income from such Person and provided that the relationship between such Person and the Issuer is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5) (except that the Master Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Issuer to that effect) or (ii) any other Person (including the Master Servicer and the Special Servicer) upon receipt by the Issuer and the Special Servicer of an Opinion of Counsel, which shall be at no expense to the Issuer or the Special Servicer, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 856(e) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

            "Index": With respect to each Adjustable Rate Mortgage Loan and each Interest Rate Adjustment Date, the base index used to determine the new Mortgage Interest Rate in effect thereon as specified in the related Mortgage Note.

            "Institutional Accredited Investor": An "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or any entity in which all of the equity owners come within such paragraphs.

            "Insurance Policy": With respect to any Mortgage Loan, any insurance policy required to be maintained under the Servicing Agreement or the related Mortgage Loan Documents.

            "Insurance Proceeds": With respect to each Mortgage Loan, proceeds of any primary hazard insurance policy required to be maintained pursuant to
Section 4.06 of the Servicing Agreement, or any other Insurance Policy covering such Mortgage Loan or the related Mortgaged Property, to be held in an escrow account or a trust account, which is an Eligible Account, pursuant to the terms of the related Mortgage Loan Documents, related to such Mortgage Loan and applied or to be applied to the restoration or repair of the related Mortgaged Property or required to be released to the related Mortgagor in accordance with the terms of the related Mortgage Loan Documents and applicable Law, or, to the extent not expressly provided therein, in accordance with Accepted Master Servicing Practices or Accepted Special Servicing Practices, as applicable, and applicable Law.

            "Interest Accrual Period": With respect to any Payment Date and any Class of Bonds (other than the Class S, Class X, Class F, Class G and Class H Bonds), the period from the immediately preceding Payment Date (or with respect to the initial Payment Date, from the Closing Date) to and including the day immediately preceding the applicable Payment Date. The Interest Accrual Period for the Class F and Class G Bonds (and for the Class S and Class X Bonds with respect to Shortfall Amounts) on each Payment Date will be the calendar month preceding the month in which such Payment Date occurs. The Class S, Class X and Class H Bonds do not have Interest Accrual Periods and will not accrue interest (other than with respect to Class S Shortfalls and Class X Shortfalls, as applicable).

            "Interest Rate Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, any date on which the related Mortgage Interest Rate is subject to adjustment pursuant to the related Mortgage Note.

            "Interested Person": As of any date of determination with respect to any Mortgage Loan, the Mortgagor, the Mortgage Loan Seller, the Loan Originator, the Issuer, the Indenture Trustee, the Fiscal Agent, the Owner Trustee, the Special Servicer, any Independent Contractor engaged by the Special Servicer, or the Master Servicer.

            "Investment Company Act": The Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

            "IRS":  The Internal Revenue Service, or any successor thereto.

            "Issuer": ICCMAC Multifamily and Commercial Trust 1999-1, a Delaware business trust established pursuant to the Deposit Trust Agreement, and its successors in interest.

            "Issuer Default": Any occurrence which is, or with notice or the lapse of time or both would become, an Issuer Event of Default.

            "Issuer's Equity": The right of the Ownership Certificateholder or its designee to (i) receive all payments on and proceeds of the Collateral not otherwise allocable to pay interest, principal or other amounts due on the Bonds in accordance with their terms or expenses of the Trust Estate, and (ii) to have the remaining Collateral returned to it after the Indenture is satisfied and discharged.

            "Issuer Event of Default": As defined in Section 5.01 of the Indenture.

            "Issuer Request" or "Issuer Order": A written request or order signed in the name of the Issuer by an Authorized Officer of the Owner Trustee and delivered to the Indenture Trustee.

            "Law": Any judgment, order, decree, writ, injunction, award, statute, rule, regulation or requirement of any federal, state, local or other agency, commission, instrumentality, tribunal, governmental authority, arbitrator or court having or asserting jurisdiction over any particular Person, property or matter applicable to such particular Person, property or matter.

            "LIBOR": With respect to any Payment Date, the per annum rate for U.S. Dollar deposits determined in accordance with Section 1.03 of the Indenture.

            "LIBOR Business Day": Any day other than (i) Saturday or a Sunday or
(ii) a day on which banking institutions in the cities of Chicago, Illinois, New York, New York, or London, England are required or authorized by Law to be closed.

            "LIBOR Deficiency Amount": To the extent that the Bond Interest Rate on the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D or Class E Bonds for any Payment Date is determined to be the Weighted Average Remittance Rate, the excess with respect to such Payment Date of (i) the amount of interest that would have been payable on such Bonds at the Bond LIBOR Rate for such Class of Bonds and such Payment Date, over (ii) the amount of interest that is payable on such Class of Bonds at the Weighted Average Remittance Rate for such Payment Date.

            "LIBOR Rate Adjustment Date": As defined in Section 1.03 of the Indenture.

            "Liquidation Event": With respect to any Mortgage Loan or Specially Serviced Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan or Specially Serviced Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to Sections 2.05 or 3.01(d) of the Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan is repurchased by the Loan Originator pursuant to Section 3 of the Warranty Agreement; (v) such Mortgage Loan is repurchased by the Ownership Certificateholder pursuant to
Section 11.01 of the Indenture; or (vi) such Specially Serviced Mortgage Loan is purchased (or sold to a third-party) by the Special Servicer pursuant to Section
6.05 of the Servicing Agreement.

            "Liquidation Proceeds": Cash (including any Excess Insurance Proceeds or Excess Condemnation Proceeds, but excluding REO Proceeds) received in connection with the liquidation of a Mortgage Loan or Specially Serviced Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee's sale, foreclosure sale or otherwise.

            "Loan Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note.

            "Loan Originator": Southern Pacific Bank, a California banking corporation, and its successors in interest.

            "Loss Mortgage Loan": Any Mortgage Loan (i) as to which a Liquidation Event has occurred, (ii) with respect to which the Master Servicer, the Indenture Trustee or the Fiscal Agent, as applicable, has determined that an Advance previously made or proposed to be made is a Nonrecoverable Advance, or
(iii) with respect to which a Deficient Valuation has been made or a portion of the principal balance thereof has been otherwise permanently forgiven, by modification or otherwise.

            "MAI Appraisal": Any appraisal prepared by an Independent member of the Appraisal Institute (who has five years' experience with property types comparable to the property type of the related Mortgaged Property and in the jurisdiction in which the related Mortgaged Property is located) required pursuant to Section 6.13 of the Servicing Agreement.

            "Margin": With respect to the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D and Class E Bonds, the percentages set forth below:

                        Class         Margin
                        -----         ------
                        A-1           0.28%
                        A-2           0.42%
                        A-3           0.60%
                        B             0.88%
                        C             1.55%
                        D             2.00%
                        E             2.35%

            "Master Servicer": Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company, and its successors in interest, or any successor servicer appointed as such as provided in the Servicing Agreement.

            "Master Servicing Duties": The duties and obligations of the Master Servicer under the Servicing Agreement.

            "Master Servicer Fee": With respect to each Mortgage Loan and for any Payment Date, an amount equal to one-twelfth of the product of (a) the Master Servicing Fee Rate and (b) the Stated Principal Balance of each Mortgage Loan as of the Due Date in the preceding calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day months. The Master Servicer Fee includes the fee payable to the Primary Servicer.

            "Master Servicing Fee Rate":  A fee rate of 0.30%.

            "Maturity": With respect to any Bond, the date, if any, as of which the principal of and interest on such Bond (or in the case of the Class S and Class X Bonds, the final Class S Scheduled Payment and Class X Scheduled Payment, respectively, or the Class S Early Termination Amount and Class X Early Termination Amount, respectively) has become due and payable as provided in the Indenture, whether at the Stated Maturity Date, if any, by declaration of acceleration or otherwise.

            "Maximum Offered Bond Rate": With respect to any Offered Bond (other than the Class S Bonds), 14.00% per annum.

            "Monitoring Bondholder": Each Holder (or Bond Owner, if applicable) of a Bond of a Monitoring Class as certified to the Indenture Trustee from time to time by such Holder or Bond Owner.

            "Monitoring   Class":  As   defined  in  Section 11.01(c)  of  the
Servicing Agreement.

            "Monthly Payment": The amount due in respect of any Mortgage Loan on any related Due Date, equal to the amount of the monthly payment that is scheduled to be due in respect thereof on such date in accordance with the terms of such Mortgage Loan in effect on the Closing Date (including any adjustments made from time to time after the Closing Date to the Mortgage Interest Rate in accordance with such terms), and assuming that each prior Monthly Payment has been made in a timely manner.

            "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note, including the assignment of leases and rents related thereto.

            "Mortgage Collateral": As used with respect to the Bonds, the Pledged Mortgage Loans plus all payments thereon after the Cut-Off Date (excluding Prepayment Premiums collected on such Mortgage Loans), together with the related Mortgage Loan Files and Servicing Files and the Issuer's interest in any Mortgaged Property that secured any Mortgage Loan but which is acquired by foreclosure or deed in lieu of foreclosure or otherwise after the Closing Date.

            "Mortgage Interest Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan in accordance with the terms of the related Mortgage Note.

            "Mortgage Loan": Each of the mortgage loans which has been Granted as Collateral pursuant to the Indenture and accepted by the Indenture Trustee pursuant to Section 13.01 of the Indenture and from time to time held by the Indenture Trustee on behalf of the Bondholders, the Mortgage Loans so held pursuant to Section 13.01 of the Indenture being identified on the Mortgage Loan Schedule (including, any successor REO Mortgage Loan). As used in this definition, the term "mortgage loan" includes the related Mortgage Note, Mortgage and other security documents contained in the related Mortgage Loan File but does not include the right to any Prepayment Premiums remitted by a Mortgagor with respect to a Mortgage Loan, which Prepayment Premiums shall be the property of the Mortgage Loan Seller.

            "Mortgage Loan Documents": With respect to each Mortgage Loan, to the extent applicable, each document or instrument set forth in clauses
(i)-(viii) of the definition of Mortgage Loan File, any collateral assignments of property management agreements and other services agreements required by the applicable commitment and other loan documents and all assumption, modification, consolidation, substitution and extension agreements, any physical assessment report of the Mortgaged Property, all surveys, all insurance policies, any environmental site assessment of the Mortgaged Property, any lease subordination agreements and tenant estoppels, any borrower's counsel opinions and other agreements, if any, pertaining to such Mortgage Loan.

            "Mortgage Loan File": With respect to any Pledged Mortgage Loan, collectively, the following documents:

             (i) the original executed Mortgage Note (or, if accompanied by a "lost note" affidavit, a copy thereof), endorsed by the Mortgage Loan Seller or the prior holder of record, in blank or as follows: "Pay to the order of LaSalle National Bank, as indenture trustee for the registered holders of ICCMAC Multifamily and Commercial Trust 1999-1, Collateralized Mortgage Bonds, Series 1999-1, without recourse";

            (ii) an original of the Mortgage and of any intervening assignments thereof that precede the assignment referred to in clause (iv) of this definition, with evidence of recording indicated thereon (unless such document has not yet been returned from the applicable recording office, in which case a certified copy of such document as submitted for recording);

            (iii) an original of any related  Assignment of Leases and Rents (if such item is a document separate from the Mortgage) and of any intervening assignments thereof that precede the assignment referred to in clause (v) of this definition, with evidence of recording indicated thereon (unless such document has not yet been returned from the applicable recording office, in which case a certified copy of such document as submitted for recording);

             (iv) an original  Assignment of Mortgage,  executed by the Mortgage
                  Loan Seller or the prior holder of record, in blank or to the order of the Indenture Trustee, with the assignment to the Indenture Trustee in the following form: "LaSalle National Bank, as indenture trustee for the registered holders of ICCMAC Multifamily and Commercial Trust 1999-1, Collateralized Mortgage Bonds, Series 1999-1," in recordable form;

             (v) an original assignment of any related Assignment of Leases and Rents (if such item is a document separate from the Mortgage), executed by the Mortgage Loan Seller or the prior holder of record, in blank or to the order of the Indenture Trustee, with the assignment to the Indenture Trustee in the following form: "LaSalle National Bank, as indenture trustee for the registered holders of ICCMAC Multifamily and Commercial Trust 1999-1, Collateralized Mortgage Bonds, Series 1999-1," in recordable form;

            (vi) originals or certified copies of all assumption, modification, consolidation, substitution and extension agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or Mortgage Note has been assumed;

            (vii) the  original  or a  copy  of the  policy  or  certificate  of lender's title insurance issued on the date of the origination of such Pledged Mortgage Loan, or, if such policy has not been issued, an irrevocable, binding commitment to issue such title insurance policy, or, with respect to each related Mortgage Loan for which the related Mortgaged Property is located in a jurisdiction which does not provide for a lender's title insurance policy, an attorney's opinion of title by an attorney licensed to practice Law in the jurisdiction where the related Mortgaged Property is located;

            (viii)either  (A)  the  originals  of  all  intervening  assignments
                  (other than the assignments set forth above), if any, including warehousing assignments, with evidence of recording thereon, (B) copies of such assignments certified by a title company, if any, or escrow company to be true and complete copies thereof where the originals have been transmitted for recording until such time as the originals are returned by the public recording office, or (C) copies of such assignments certified by the public recording offices where such assignments were recorded to be true and complete copies thereof in those instances where the public recording offices retain the original or where the original recorded assignments are lost; and

             (ix) any escrow, guarantee and environmental liability agreement.

provided, that whenever the term "Mortgage Loan File" is used to refer to documents actually received by the Indenture Trustee or by a Custodian on its behalf, such term shall not be deemed to include such documents required to be included therein unless they are actually so received, and with respect to any receipt or certification by the Indenture Trustee or the Custodian for documents described in clause (vi) of this definition, shall be deemed to include only such documents to the extent a Responsible Officer of the Indenture Trustee or Custodian has actual knowledge of their existence.

            "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement, dated as of February 1, 1999, between the Mortgage Loan Seller and the Depositor regarding the sale, transfer and assignment of the Mortgage Loans to the Depositor, a copy of which is attached to the Indenture as Exhibit F.

            "Mortgage Loan Schedule": The list of Mortgage Loans sold by the Mortgage Loan Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement which were simultaneously transferred to the Issuer pursuant to the Deposit Trust Agreement and pledged by the Issuer to the Indenture Trustee and granted as Collateral to secure the Bonds pursuant to the Indenture. Such list is attached to the Servicing Agreement as Exhibit A, to the Indenture as
Schedule I, and to the Mortgage Loan Purchase Agreement as Exhibit A.

            "Mortgage  Loan  Seller":   Imperial  Credit   Commercial   Mortgage
Investment Corp., a Maryland corporation, and its successors in interest.

            "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

            "Mortgaged Property": The underlying property (including any REO Property) that secures a Mortgage Loan, in each case consisting of a parcel or parcels of land improved by a commercial and/or multifamily building or facility, together with any personal property, fixtures, leases and other property or rights pertaining thereto.

            "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

            "New Lease": Any lease of an REO Property entered into at the direction of the Special Servicer on behalf of the Issuer, including any lease renewed, modified or extended on behalf of the Issuer, if the Issuer has the right to renegotiate the terms of such lease.

            "Nonrecoverable Advance": Any Advance previously made or proposed to be made by the Master Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent, in respect of a Mortgage Loan which together with interest thereon, in the reasonable good faith judgment of the Master Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent, as applicable, will not, or, in the case of a proposed Advance, would not, together with interest at the Advance Rate thereon, be ultimately recoverable by the Master Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent, as applicable, from net proceeds and collections received solely with respect to such Mortgage Loan or the related Mortgaged Property, including related Excess Insurance Proceeds, Liquidation Proceeds, REO Proceeds, Excess Condemnation Proceeds and escrowed amounts, which determination shall be set forth in a Nonrecoverable Advance Certificate filed with the Indenture Trustee. The Indenture Trustee and the Fiscal Agent may conclusively rely on the determination of nonrecoverability made by the Master Servicer or the Special Servicer.

            "Nonrecoverable Advance Certificate": A certificate signed by a Servicing Officer of the Master Servicer, or by a Responsible Officer of the Indenture Trustee or the Fiscal Agent, as applicable, setting forth the determination of a Nonrecoverable Advance and the procedures and considerations of the Master Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to copies of information such as related income and expense statements, any appraisals, rent rolls, occupancy status, property inspections, and other Servicer inquiries with respect to the value of the related Mortgaged Property).

            "Non-Registered Bond": Any Bond that has not been registered under the Securities Act. As of the Closing Date, the Non-Registered Bonds are the Class X, Class F, Class G and Class H Bonds.

            "Non-U.S.  Person":  A person other than a U.S.  Person.

            "Offered Bonds": Any Class A-1, Class A-2, Class S, Class A-3, Class B, Class C, Class D or Class E Bond.

            "Officer's Certificate": A certificate signed by any one Authorized Officer of the Person from whom said certificate is required or, in the case of an Officer's Certificate of the Issuer, a certificate signed by any Authorized Officer of the Owner Trustee, and, to the extent delivered to the Indenture Trustee, complying with the applicable requirements of Section 14.01 of the Indenture. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of the Issuer.

            "One-Month LIBOR": With respect to any Payment Date, the applicable one-month LIBOR rate for one-month U.S. dollar deposits, determined as set forth in Section 1.03 of the Indenture.

            "Operative Agreements": The Indenture, the Servicing Agreement, the Primary Servicing Agreement, the Deposit Trust Agreement, the Holding Trust Agreement, the Administration Agreement, the Mortgage Loan Purchase Agreement and the Warranty Agreement.

            "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Issuer, the Depositor, the Mortgage Loan Seller, the Master Servicer, or Special Servicer (if required to be delivered under any of the Operative Agreements, then acceptable and delivered to the Indenture Trustee), except that any opinion of counsel relating to (i) federal income taxation matters, (ii) the resignation of the Master Servicer or the Special Servicer pursuant to Section 3.11 of the Servicing Agreement, or (iii) any actions or duties which cannot be undertaken or are no longer permitted under applicable Law, must be an opinion of counsel who is Independent.

            "Outstanding": Shall mean, as of any date of determination, all Bonds theretofore authenticated and delivered under the Indenture, except:

          (i) Bonds theretofore canceled by the Bond Registrar or delivered to the Bond Registrar for cancellation;

          (ii) Bonds or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any other Paying Agent (other than the Issuer) in trust for the Holders of such Bonds; provided, however, that if such Bonds are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor, satisfactory to the Indenture Trustee or any other Paying Agent, has been made; and

          (iii)Bonds in exchange for or in lieu of which other Bonds have been authenticated and delivered pursuant to the Indenture, other than any such Bonds in respect of which there shall have been presented to the Bond Registrar proof satisfactory to it that such Bonds are held by a bona fide purchaser in whose hands such Bonds are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of Bonds with the requisite aggregate Bond Principal Amount, or representing the requisite percentage of Voting Rights, have given any request, demand, authorization, vote, direction, notice, consent or waiver hereunder, except as otherwise expressly provided herein, Bonds owned by the Issuer, any other obligor on Bonds or the Depositor (each of the foregoing Persons, solely for purposes of this definition, an "Interested Person") or by any Affiliate of an Interested Person shall be disregarded and deemed not to be Outstanding (unless any such Person or Persons owns all the Bonds), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Bonds which the Bond Registrar knows to be so owned shall be so disregarded, and also except that Bonds so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Bond Registrar in its sole discretion the pledgee's right to act with respect to such Bonds and that the pledgee is not an Interested Person or any Affiliate of an Interested Person.

            "Owner Trustee": Wilmington Trust Company, a Delaware banking corporation, or its successors in interest, in its capacity as trustee under the Deposit Trust Agreement.

            "Owner Trustee Calculation Fee Rate" With respect to any Payment Date, the rate per annum represented by a fraction, (i) the numerator of which is $4,000 and (ii) the denominator of which is Stated Principal Balance of the Mortgage Loans as of the first day of the immediately preceding calendar month.

            "Owner Trustee Fee": An annual fee of $4,000.00, payable monthly on each Payment Date, plus any additional fees and expenses payable to the Owner Trustee, as set forth in the written Fee and Indemnity Agreement among the Owner Trustee, the Mortgage Loan Seller and the Depositor.

            "Owner Trustee's Agent": Any agent or attorney of the Owner Trustee appointed by the Owner Trustee to execute one or more of the trusts or powers hereunder.

            "Owner Trustee's Office": The principal corporate trust office of the Owner Trustee at which, at any particular time, its corporate trust business is administered, which office at the Closing Date is located at the address of the Owner Trustee set forth in Section 13.4 of the Deposit Trust Agreement.

            "Ownership Certificate": The certificate which represents 100% of the Issuer's Equity, with an "Ownership Certificate" designation on the face thereof, executed and authenticated by the Owner Trustee and substantially in the form of Exhibit A attached to the Deposit Trust Agreement.

            "Ownership Certificateholder": With respect to the Ownership Certificate, the Person in whose name the Ownership Certificate is registered on the Ownership Certificate Register. Initially, the Holding Trust shall be the Ownership Certificateholder.

            "Ownership Interest": As to any Bond, any ownership or security interest in such Bond as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

            "Paying Agent": The Indenture Trustee or any other Person that meets the eligibility standards for a Paying Agent specified in Section 3.03 of the Indenture and is authorized and appointed pursuant to Section 3.03 of the Indenture by the Issuer to pay the principal of, or interest on any Bonds on behalf of the Issuer. The principal office of the initial Paying Agent is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674.

            "Payment Account": The segregated trust account or accounts created and maintained by the Indenture Trustee pursuant to Section 8.01 of the Indenture.

            "Payment Date": The 25th day of each month, or if such 25th day is not a Business Day, the next succeeding Business Day, commencing in March 1999. The final Payment Date on any Bond shall occur only after due notice by the Indenture Trustee and only upon presentation and surrender of such Bond at the location specified on the notice given by the Indenture Trustee.

            "P&I Advance": As to any Mortgage Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to Section 4.05 of the Servicing Agreement. Each reference to the payment or reimbursement of a P&I Advance shall be deemed to include, whether or not specifically referred to and without duplication, payment or reimbursement of interest thereon at the Advance Rate from and including the date of the making of such P&I Advance through and including the date of payment or reimbursement.

            "Percentage Interest": With respect to any Bond, the portion of the relevant Class evidenced by such Bond, expressed as a percentage, the numerator of which is the initial Bond Principal Amount of such Bond as of the Closing Date, as specified on the face thereof, and the denominator of which is the initial aggregate Bond Principal Amount of the relevant Class.

            "Permitted Investments": Any one or more of the obligations and securities listed below that provide for a date of maturity of not more than 30 days but in any event not later than the date prior to the date such funds will be required to be available for distribution:

          (i) direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) federal funds, time deposits in, unsecured certificates of deposits of, or bankers' acceptances issued by, any depository institution or trust company incorporated or organized under the Laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) which has the Required Rating and a maturity of not more than 365 days;

          (iii)commercial or finance company paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 270 days after the date of issuance thereof) that has the
               Required   Rating  for   short-term   debt;

          (iv) repurchase obligations with respect to any security described in clause (i) above entered into with a depository institution or trust company (acting as principal) meeting the rating standards described in clause (ii) above and having maturities of not more than 365 days;

          (v) units of taxable money market funds, which funds seek to maintain a constant asset value and have been rated "AAAm" or "AAAmg" by Standard & Poor's, and by any other Rating Agency in its highest rating category, or which have been designated in writing by each Rating Agency as Permitted Investments for purposes of this definition; and

          (vi) any  other  obligation  or  security  acceptable  to each  Rating
               Agency, as confirmed in writing that would not result in a downgrading, qualification or withdrawal of the ratings then assigned to the Bonds;

provided,  however,  that no such instrument shall be a Permitted  Investment if
(v) such instrument evidences a right to receive either (A) only interest payments with respect to the obligations underlying such instrument or (B) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations; (w) its terms do not have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change; (x) to the extent rated, an "r" highlighter is affixed to its rating;
(y) to the extent the related interest rate is variable, interest thereon is not tied to a single interest rate index plus a single fixed spread (if any), or does not move proportionately with that index; or (z) such instrument is purchased at a premium over par.

            "Person": Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability corporation, limited liability company, limited liability partnership, or government or any agency or political subdivision thereof.

            "Phase I Environmental Report": A report similar in form and substance to a "phase I" report, as described in, and meeting the criteria of,
(i) Chapter 5 of the Federal National Mortgage Association Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

            "Plan": Any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including insurance company general accounts, that is subject to ERISA or the Code.

            "Pledged Account": Any account, including the Collection Account and the Payment Account, Granted as security for the Bonds.

            "Pledged Mortgage Loan": Any one of the Mortgage Loans pledged to the Indenture Trustee by the Issuer pursuant to the granting clause of the Indenture, that from time to time are held as a part of the Trust Estate and as are more fully described on Schedule I of the Indenture.

            "Predecessor Bond": With respect to any Bond and Class, every previous Bond and Class evidencing all or a portion of the same debt as that evidenced by such Bond; for the purpose of this definition, any Bond authenticated and delivered under Section 2.06 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Bond of the same Class shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Bond.

            "Prepayment Interest Excess": With respect to any Payment Date, for each Mortgage Loan that was subject to a Principal Prepayment in full or in part after the Due Date occurring in the related Collection Period, the amount of interest accrued at the Remittance Rate for such Mortgage Loan on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected.

            "Prepayment Interest Shortfall": With respect to any Payment Date, for each Non-Specially Serviced Mortgage Loan that was subject to a Principal Prepayment in full or in part prior to the Due Date occurring in the related Collection Period, the amount of interest that would have accrued at the Remittance Rate (but without subtracting the Indenture Trustee Fee from the calculation thereof) for such Mortgage Loan on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to the unpaid principal balance of such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

            "Prepayment Premium": Any premium, penalty or fee paid or payable, as set forth in the related Mortgage Note, by a Mortgagor in connection with a Principal Prepayment. The right to receive Prepayment Premiums shall be retained by the Mortgage Loan Seller.

            "Primary Servicer": Initially, Southern Pacific Bank, pursuant to the Primary Servicing Agreement.

            "Primary Servicing Agreement": The Primary Servicing Agreement, dated as of February 1, 1999, between the Master Servicer and the Primary Servicer regarding the initial primary servicing of the Mortgage Loans (except for Specially Serviced Mortgage Loans) by the Primary Servicer, and any amendments or supplements thereto.

            "Prime Rate": As of any day, the per annum rate reported as the "Prime Rate" in The Wall Street Journal on the immediately preceding Business Day.

            "Principal Payment Amount": With respect to any Payment Date, the aggregate of the following:

          (i) the principal portions of all Monthly Payments (other than Balloon Payments) due, and any Assumed Monthly Payments deemed due, as the case may be, in respect of the Mortgage Loans for their respective Due Dates occurring during the related Collection Period, to the extent such Monthly Payments or Assumed Monthly Payments, as applicable, are received during such Collection Period or a P&I Advance is made with respect to such Monthly Payments or Assumed Monthly Payments prior to such
               Payment   Date;

          (ii) all payments (including Principal Prepayments and Balloon Payments, but excluding Prepayment Premiums) and other collections (including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds) that were received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer or Special Servicer, as applicable, as recoveries of principal thereof, in each case net of any portion of such payment or other collection that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of the related Mortgage Loan on a Due Date during or prior to the related Collection Period and not previously recovered; and

          (iii)if such Payment Date is subsequent to the initial Payment Date, the excess, if any, of (A) the Principal Payment Amount for the immediately preceding Payment Date, over (B) the aggregate payments of principal made in respect of the Bonds on such immediately preceding Payment Date.

            "Principal Prepayment": Any payment or other recovery of principal on a Mortgage Loan that is received in advance of its scheduled Due Date which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            "Private Bonds": The Class X, Class F, Class G and Class H Bonds.

            "Proceeding": Any suit in equity, action at Law or other judicial or administrative proceeding.

            "Property Protection Advance": Any expenses identified in the Servicing Agreement as Property Protection Expenses which are required to be advanced by the Master Servicer, or by the Special Servicer, consistent with Accepted Master Servicing Practices or Accepted Special Servicing Practices, as applicable, or by the Indenture Trustee or the Fiscal Agent, to the extent the Master Servicer or the Special Servicer fails to make such advances.

            "Property Protection Expenses": The following costs and expenses, but, with respect to items (ii) through (xiii) below, only to the extent that they are paid to third persons in arms' length arrangements, which may, to the extent expressly approved in the related Asset Strategy Report as to the Special Servicer, be Affiliates, who are generally in the business of providing such goods and services and that such expenses are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided: (i) real estate taxes, assessments and similar charges; (ii) premiums for insurance; (iii) utility costs; (iv) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, elevators, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service, credit checks and monitoring the satisfaction of real estate tax assessments and the designation from time to time of special flood hazard areas; (v) payroll costs and benefits for on-site maintenance personnel, including but not limited to housekeeping employees, porters and general maintenance and security employees; (vi) property management fees; (vii) usual and customary leasing and sales brokerage expenses and commissions and other costs and expenses associated with marketing, selling or otherwise disposing of Specially Serviced Mortgage Loans or REO Properties including, without limitation, marketing brochures, auction services, reasonable legal fees, surveys, title insurance premiums and other title company costs; (viii) permits, licenses and registration fees and costs; (ix) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement, if the consequences of failure to prevent or cure could, in the sole judgment of the Special Servicer, have a material adverse effect with respect to the Mortgage Loan, REO Property or Mortgaged Property; (x) any expense necessary in order to prevent or cure a material violation of any applicable Law, regulation, code or ordinance with respect to any Mortgaged Property, including without limitation any environmental remediation; (xi) costs and expenses of appraisals, valuations, surveys, inspections, environmental assessments, credit reports, or market studies (including, in each case, review thereof); (xii) other such reasonable marketing, legal, accountants expert witness fees and other fees and expenses incurred by the Special Servicer in connection with the enforcement, collection, foreclosure, management and operation of Specially Serviced Mortgage Loans or REO Properties, the bankruptcy of any related Mortgagor, and the performance of their servicing duties under the Servicing Agreement; and (xiii) such other expenses as are reasonable and immediately necessary to operate a Mortgaged Property or REO Property and to protect and maintain the lien of the Mortgage on such Mortgaged Property or REO Property or to enforce the related Mortgage Loan Documents.

            "Prospectus": The prospectus, dated February 19, 1999 of the Depositor.

            "Prospectus Supplement": The prospectus supplement, dated March 5, 1999 to the Prospectus prepared by the Depositor in connection with the offering of the Class A-1, Class A-2, Class S, Class A-3, Class B, Class C, Class D and Class E Bonds.

            "PTCE": A "prohibited transaction class exemption", as related to ERISA.

            "Purchase Price": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the date of purchase, together with (i) all unpaid accrued interest thereon at the Mortgage Interest Rate on such Mortgage Loan from the date as to which interest was last paid by the related Mortgagor to the Due Date in the Collection Period in which the relevant repurchase is to occur, (ii) all related unreimbursed Property Protection Advances, (iii) all accrued and unpaid interest on related Advances, (iv) any related compensation payable to the Special Servicer, and (v) any expense arising out of the enforcement of the repurchase obligation and any costs associated with such repurchase.

            "QIB": A "qualified institutional buyer" within the meaning of Rule 144A.

            "QRS": A "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

            "Qualified Insurer":  An insurance company:

          (i) duly qualified as such under the Laws of the state in which the related Mortgaged Property is located;

          (ii) duly authorized and, if required, licensed in such state to transact the applicable insurance business and to write the insurance provided; and

          (iii)whose claims paying ability is rated at least "A" by each Rating Agency (or, if not rated by each of the Rating Agencies, rated at least "A" by Standard & Poor's and any other nationally recognized statistical rating organization which rates the claims paying ability of such insurance company.

            "Rated Bond": Any of the Class A-1, Class A-2, Class S, Class A-3, Class B, Class C, Class D, Class E, Class X, Class F, Class G and Class H Bonds.

            "Rating Agency":  Each of Standard & Poor's and DCR.

            "Real Estate Loan Purchase and Sale Agreements": Collectively, those four individual Agreements for Purchase and Sale of Real Estate Loans, dated as of October 1, 1997, December 8, 1997, March 27, 1998 and June 30, 1998, each between the Mortgage Loan Seller and the Loan Originator, whereby the Mortgage Loan Seller acquired the Mortgage Loans from the Loan Originator.

            "Realized  Loss":  With respect to each Loss Mortgage Loan for which
(A) an event set forth in clause (i) or (ii) of the definition of Loss Mortgage Loan has occurred, an amount equal to (i) the Stated Principal Balance of the Loss Mortgage Loan as of the date of such event, plus (ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Bondholders up to the last day of the month in which such event occurred on the Stated Principal Balance of such Loss Mortgage Loan outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances and interest accrued and payable thereon at the Advance Rate, minus (iv) the proceeds, if any, received during the month in which such event occurred, to the extent applied as recoveries of interest at the Remittance Rate and to principal of the Mortgage Loan, or (B) an event set forth in clause (iii) of the definition of Loss Mortgage Loan has occurred, the amount determined to have been permanently forgiven.

            With respect to each Loss Mortgage Loan with respect to which an Advance previously made has been determined to be a Nonrecoverable Advance an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan (or REO Mortgage Loan) as of the date of such determination, plus
(ii) interest at the Remittance Rate from the Due Date as to which interest was last paid or advanced to Bondholders up to the last day of the month in which such determination was made on the Stated Principal Balance of such Mortgage Loan (or REO Mortgage Loan) outstanding during each Collection Period that such interest was not paid or advanced, plus (iii) any unreimbursed Advances and interest accrued and payable thereon at the Advance Rate, minus (iv) the proceeds, if any, received during the month in which such determination was made, to the extent applied as recoveries of interest at the Remittance Rate and to principal of the Mortgage Loan.

            With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.
Realized Losses will not be allocated to reduce the Bond Principal Amounts of the Bonds.

            "Record Date": With respect to any Class of Bonds, the Ownership Certificate or the Holding Trust Certificate for any Payment Date, the last Business Day of the month immediately preceding the month in which the related Payment Date occurs (or, in the case of the first Payment Date, the Closing
Date).

            "Redemption Date": The Payment Date specified by the Indenture Trustee for the redemption of Bonds of any Class pursuant to Section 11.01 of the Indenture.

            "Redemption Price": The greater of (i) the Bond Redemption Amount and (ii) the aggregate fair market value of the Mortgage Loans and any REO Properties included in the Trust Estate.

            "Registration Statement": The Depositor's Registration Statement on Form S-3, No. 333-61305, which was filed with the Commission pursuant to the Securities Act and declared effective on November 20, 1998.

            "Registered Bond":  Any Bond registered under the Securities Act.

            "Registered Holder": The Person whose name appears on the Bond Register on the applicable Record Date.

            "REIT":  A "real  estate  investment  trust"  within the  meaning of
Section 856(a) of the Code.

            "Remittance Date": With respect to each Payment Date, one Business Day preceding such Payment Date.

            "Remittance Rate": With respect to any Mortgage Loan as of any Payment Date, the per annum rate equal to the excess of the related Mortgage Interest Rate (without giving effect to any modification, waiver, or amendment or other reduction thereof following the Cut-Off Date) after giving effect to the Master Servicer Fee and the Indenture Trustee Fee on the Mortgage Loans as of the Due Date in the month preceding the month in which such Payment Date occurs.

            "Remittance Report": The report prepared pursuant to Section 4.09(a) of the Servicing Agreement.

            "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

            "REO Account": The trust account or accounts created and maintained by the Master Servicer pursuant to Section 6.06 of the Servicing Agreement which shall be entitled "Banc One Mortgage Capital Markets, LLC, in trust for LaSalle National Bank, as Indenture Trustee, in trust for Holders of ICCMAC Multifamily and Commercial Trust 1999-1, Collateralized Mortgage Bond Series 1999-1, REO Account" and which must be an Eligible Account.

            "REO Account Report": The report prepared pursuant to Section 6.08(b) of the Servicing Agreement.

            "REO Acquisition": The acquisition by the Special Servicer on behalf of the Issuer for the benefit of the Bondholders of any Mortgaged Property.

            "REO Mortgage Loan": Any Mortgage Loan as to which the related Mortgaged Property has been acquired by the Special Servicer on behalf of the Issuer through foreclosure or by deed in lieu of foreclosure, or otherwise in connection with a defaulted Mortgage Loan, until the Special Servicer has determined that all amounts that it reasonably expects to recover from or on account of such Mortgage Loan have been recovered, whether from Excess Condemnation Proceeds, Excess Insurance Proceeds, Condemnation Proceeds,
Insurance Proceeds, Liquidation Proceeds, REO Proceeds or otherwise (in which case such Mortgage Loan shall no longer be an REO Mortgage Loan).

            "REO Proceeds": Proceeds received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of the Issuer and is part of the Trust Estate securing the Bonds through foreclosure, deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan.

            "Representative": J.P. Morgan Securities Inc., acting on behalf of the several Underwriters pursuant to the Underwriting Agreement.

            "Request for Release and Receipt of Documents": A written Request for Release and Receipt of Documents, substantially in the form of Exhibit B to the Servicing Agreement.

            "Required Rating": For purposes of the definition of "Permitted Investments" the following ratings:

            (a) with respect to commercial paper, short-term debt obligations or other short-term deposits, the highest short-term rating category of each Rating Agency (or, if such obligations are not rated by DCR, any two nationally recognized statistical rating organizations, which shall include Standard & Poor's and any other rating agency which rates such obligations or deposits; or

            (b) with respect to long-term debt obligations, the highest long-term rating category of each Rating Agency (or, if such obligations are not rated by DCR, any two nationally recognized statistical rating organizations, which shall include Standard & Poor's and any other rating agency which rates such obligations or deposits.

            "Resolution": A copy of a resolution certified by an Authorized Officer of the Owner Trustee to have been duly adopted by the Owner Trustee and to be in full force and effect on the date of such certification.

            "Responsible Officer": As used with respect to the Indenture Trustee or the Fiscal Agent, any officer assigned to and working in its Asset Backed Securities Trust Services Group with direct responsibility for the administration of the Servicing Agreement and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            As used with respect to the Owner Trustee, any officer of the Owner Trustee assigned to the Owner Trustee's Office with direct responsibility for the administration of the Owner Trust Agreement and also, with respect to a particular matter, any officer of the Owner Trustee employed within the Owner Trustee's Office, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name appears on a list of corporate trust officers furnished to the Depositor and the Indenture Trustee by the Owner Trustee, as such list may from time to time be amended.

            As used with respect to the Holding Trustee, any officer of the Holding Trustee assigned to the Holding Trustee's Office with direct responsibility for the administration of the Holding Trust Agreement and also, with respect to a particular matter, any officer of the Holding Trustee employed within the Holding Trustee's Office, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject, and, in the case of any certification required to be signed by a Responsible Officer, such an officer whose name appears on a list of corporate trust officers furnished to the Trustor by the Holding Trustee, as such list may from time to time be amended.

            "Retained Public Bonds": The Class D and Class E Bonds.

            "Rule 144A":  Rule 144A under the Securities Act.

            "Scheduled Payments": Any of the Class S Scheduled Payments and the Class X Scheduled Payments, as applicable.

            "Securities Act": The Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

            "Servicer":   The  Master  Servicer  or  the  Special  Servicer,  as
applicable.

            "Servicer Event of Default": One or more of the events described in Section 9.01 of the Servicing Agreement.

             "Servicing Agreement": The Servicing Agreement dated as of February 1, 1999, among the Issuer, the Indenture Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, and any amendments or supplements thereto.

            "Servicing Expense": Any fees, expenses or advances payable or reimbursable to the Master Servicer or the Special Servicer under the Servicing Agreement or otherwise in connection with the servicing and administration of the Mortgage Collateral thereunder.

            "Servicing Fee": With respect to any Mortgage Loan and (a) the Master Servicer, the Master Servicer Fee; or (b) the Special Servicer, the Special Servicing Fee, as applicable.

            "Servicing Files":  With respect to any Mortgage Loan:

          (i)  each related appraisal;

          (ii) any  related  physical  assessment  report;

          (iii)any related  Environmental Site Assessment;

          (iv) each related Insurance Policy required by the terms of the Mortgage Loan Documents together with proof of payment of premiums relating thereto; and

          (v) any and all documents in the possession of the Mortgage Loan Seller or any Affiliate or agent thereof generated or obtained in connection with the origination or servicing of such Mortgage Loan (other than any document included in the definition of "Mortgage Loan File").

            "Servicing Officer": With respect to any Servicer, any Assistant Treasurer, Assistant Secretary, Assistant Vice President, Vice President or other employee of such Servicer or its general partner, if applicable, involved in, or responsible for, the administration and servicing of the Mortgage Loans under the Servicing Agreement and authorized to act on behalf of such Servicer, as designated by inclusion on a list of such Persons furnished to the Indenture Trustee and each other Servicer by the related Servicer, as such list may from time to time be amended by the related Servicer.

            "Servicing Transfer Date": The date after (i) the occurrence of a Servicing Transfer Event and (ii) the Special Servicer receives the information, documents and records required to be delivered thereto pursuant to Section 6.02(c) of the Servicing Agreement.

            "Servicing Transfer Event": The occurrence of any of the following with respect to a Mortgage Loan: (i) such Mortgage Loan becomes a Defaulted Mortgage Loan; (ii) the related Mortgagor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Mortgagor has become the subject of a decree or order for such proceeding which shall have remained in force undischarged or unstayed for a period of 60 days; (iii) the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (iv) in the judgment of the Master Servicer, a payment default has occurred and is not likely to be cured by the related Mortgagor within 60 days;
(v) the related Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;
(vi) any other material default has, in the Master Servicer's judgment, occurred which is not reasonably susceptible of cure within the time periods and on the terms and conditions, if any, provided in the related Mortgage; (vii) the related Mortgaged Property becomes REO Property; (viii) if for any reason, the Master Servicer cannot enter into an assumption agreement upon the transfer by the related Mortgagor of the Mortgage; or (ix) an event has occurred which, in the reasonable judgment of the Master Servicer, has or will materially and adversely affect the value of the Mortgaged Property.

            "Shortfall Amount": Any Class S Shortfall or Class X Shortfall, as applicable.

            "Special Servicer's Appraisal Reduction Estimate": Any estimate of the value of a Mortgaged Property prepared by the Special Servicer as required by Section 6.13(a) of the Servicing Agreement.

            "Special Servicer": Banc One Mortgage Capital Markets, LLC, a Delaware limited liability company, or its successors in interest or any successor special servicer appointed as such as provided in the Servicing Agreement.

            "Special  Servicing  Fee":  With respect to each Specially  Serviced
Mortgage Loan and any Payment Date, an amount equal to one-twelfth of the product of (a) the Special Servicing Fee Rate and (b) the Stated Principal Balance of each Specially Serviced Mortgage Loan or REO Mortgage Loan as of the Due Date in the preceding calendar month, calculated on the basis of a 360-day year consisting of twelve 30-day months.

            "Special Servicing Fee Rate":  A fee rate of 0.45%.

            "Specially Serviced Mortgage Loan": Any Mortgage Loan with respect to which a Servicing Transfer Event has occurred and which has not ceased to be a Specially Serviced Mortgage Loan pursuant to Section 6.10 of the Servicing Agreement.

            "Specially Serviced Mortgage Loan Status Report": With respect to any Mortgage Loan, shall have the meaning set forth in Section 6.08 of the Servicing Agreement.

            "Standard & Poor's": Standard & Poor's Rating Services, a division of the McGraw-Hill Companies, Inc. or its successor in interest.

            "State": Any one of the 50 states of the United States of America, or the District of Columbia.

            "Stated Maturity Date": June 1, 2030, which is the Payment Date occurring two years after the scheduled Loan Maturity Date of the latest maturing Mortgage Loan.

             "Stated Principal Balance": With respect to any Mortgage Loan (other than an REO Mortgage Loan), as of any date of determination, an amount equal to (x) the related Cut-Off Date Balance, minus (y) the sum, without duplication, of:

          (i) the principal portion of each Monthly Payment and Balloon Payment due on such Mortgage Loan after the Cut-Off Date, to the extent received from the Mortgagor or advanced by the Master Servicer, Indenture Trustee or Fiscal Agent (in the case of any delinquent Monthly Payment) and distributed to Bondholders prior to such date of determination;

          (ii) all Principal Prepayments received with respect to such Mortgage Loan after the Cut-Off Date, to the extent distributed to Bondholders prior to such date of determination.

          (iii)the principal portion of all Insurance Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-Off Date, to the extent distributed to Bondholders prior to such date of determination; and

          (iv) any reduction in the outstanding principal balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Collection Period for the most recent Payment Date.

With respect to any REO Mortgage Loan, as of any date of determination, an amount (not less than zero) equal to (x) the Stated Principal Balance of the related Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

          (i) the principal portion of each P&I Advance made with respect to such REO Mortgage Loan that was distributed to Bondholders prior to such date of determination; and

          (ii) the principal portion of all Insurance Proceeds, Liquidation Proceeds and REO Proceeds received with respect to such REO Mortgage Loan, to the extent distributed to Bondholders prior to such date of determination.

A Mortgage Loan shall be deemed to be owned by the Issuer and pledged as Collateral to secure the Bonds and to have an outstanding Stated Principal Balance through and including the Payment Date on which the proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be distributed to Bondholders.

            "Successor Person": As defined in Section 3.13(a) of the Indenture.

            "Transfer":   Any  direct  or  indirect   transfer,   sale,  pledge,
hypothecation, or other form of assignment of any Ownership Interest in a Bond.

            "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Bond.

            "Transferor": Any Person who is Transferring any Ownership Interest in a Bond.

            "Treasury Regulations": Temporary, final or proposed regulations (to the extent that by reason of their proposed effective date such proposed regulations would apply to the Issuer or a Trust Estate) of the United States Department of the Treasury.

            "Trust":  The Issuer.

            "Trust Estate":  The corpus of the Trust created by the Depositor as of the Closing Date and to be administered pursuant to the Deposit Trust Agreement, consisting of all of the Issuer's right, title and interest in and to any and all benefits accruing to the Issuer from: (a) the Mortgage Loans listed in the Mortgage Loan Schedule annexed to the Indenture as Schedule I, and all payments thereon after the Cut-Off Date (excluding the right to receive Prepayment Premiums with respect to the Mortgage Loans), together with the related Mortgage Loan Files and Servicing Files and the Issuer's interest in any Mortgaged Property that secured any such Mortgage Loan, but which is acquired by foreclosure or deed in lieu of foreclosure or otherwise after the Closing Date;
(b) the rights of the Issuer to enforce  remedies  against the Master  Servicer, the Special Servicer, the Indenture Trustee or the Fiscal Agent under the Servicing Agreement, against the Administrator under the Administration
Agreement, against the Depositor under the Deposit Trust Agreement and, as assignee of the Depositor, against the Mortgage Loan Seller under the Mortgage Loan Purchase Agreement or the Loan Originator under the Warranty Agreement; (c) the Payment Account; (d) the Collection Account; (e) all present and future claims, demands, causes and choses in action in respect of the foregoing, including the rights of the Issuer under the Pledged Mortgage Loans; and (f) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

            "Trust Indenture Act" or "TIA": The Trust Indenture Act of 1939, as amended, and the rules, regulations and published interpretations of the Commission promulgated thereunder from time to time.

            "Trustor": The Mortgage Loan Seller, solely in its capacity as the trustor of the Holding Trust created pursuant to the Holding Trust Agreement.

            "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana or the Commonwealth of Puerto Rico, the comparable provisions of Louisiana or Puerto Rico Law, as applicable.

            "Unaffiliated Party": With respect to any Person, any Person other than an Affiliate.

            "Underwriters": J.P. Morgan Securities Inc., Prudential Securities Incorporated and Imperial Capital, LLC (an Affiliate of the Depositor and the Mortgage Loan Seller).

            "Underwriting Agreement": A certain underwriting agreement, dated March 5, 1999, among the several Underwriters, as purchasers of the Underwritten Bonds, the Depositor and the Mortgage Loan Seller.

            "Underwritten Bonds": The Class A-1, Class A-2, Class S, Class A-3, Class B and Class C Bonds.

            "Uniform Commercial Code" or "UCC": The Uniform Commercial Code as in effect in any applicable jurisdiction, as amended from time to time.

            "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in or under the Laws of the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence as of August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            "Voting Rights": The portion of the voting rights of all of the Bonds which is assigned to any Class of Bond as of the date of determination. The voting rights shall be (i) (A) 2.0% in the case of the Class S Bonds, provided that the Voting Rights of the Class S Bonds shall be reduced to zero upon the payment in full of all the Class S Scheduled Payments and any unpaid Class S Shortfalls and accrued interest thereon (B) 1.0% in the case of the Class X Bonds, provided that the Voting Rights of the Class X Bonds will be reduced to zero upon the payment in full of all the Class X Scheduled Payments and any unpaid Class X Shortfalls and accrued interest thereon (as used in this definition, the sum of such percentages from time to time, is referred to as the "Fixed Voting Rights Percentage"); and (ii) in the case of the Class A-1, Class A-2, Class A-3, Class B, Class C, Class D, Class E, Class F, Class G and Class H Bonds, a percentage equal to product of (A) 100% minus the Fixed Voting Rights Percentage multiplied by (B) a fraction, the numerator of which is equal to the aggregate Outstanding Bond Principal Amount of any such Class (the Bond
Principal Amount of each of the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-3 Bonds shall be notionally reduced, in that order and solely for the purposes of determining the Voting Rights of the related Class on any such Payment Date to the extent of any Appraisal Reduction Amounts and Realized Losses notionally allocated to such Class, if applicable, on such Payment Date) and the denominator of which is equal to the aggregate Outstanding Bond Principal Amounts of all Classes of Bonds (other than the Class S and Class X Bonds), which shall be reduced solely for this purpose by the aggregate amount of any Appraisal Reduction Amounts and Realized Losses notionally allocated to such Classes, if applicable. To the extent that the aggregate of the Appraisal Reduction Amounts and Realized Losses for any Payment Date exceed the Bond Principal Amount for any Class, such excess will be applied to notionally reduce the Bond Principal Amount of the next most subordinate Class of Bonds on such Payment Date solely for such purpose, provided, however, that no Bond Principal Amount in respect of any such Class may be notionally reduced below zero. The Voting Rights of any Class of Bonds shall be allocated among the Bondholders of such Class in proportion to their respective Percentage Interests.

            "Weighted Average Remittance Rate": With respect to any Payment Date, (i) the rate per annum equal to the weighted average, by Stated Principal Balance, expressed as a percentage and rounded to eight decimal places, of the Remittance Rates on the Mortgage Loans prior to giving effect to distributions thereon in the Collection Period immediately preceding such Payment Date, less
(ii) the Additional Fee Rate; provided that for purposes of calculating the Weighted Average Remittance Rate, the Mortgage Interest Rates will not reflect any default interest or increase in a Mortgage Interest Rate occurring after the related Loan Maturity Date. The Mortgage Interest Rates will also be determined without regard to any Mortgage Loan modifications, waivers or amendments entered into after the Cut-Off Date. If a Mortgage Loan accrues interest based on a 360-day year consisting of twelve 30-day months, its interest rate for any month that is not a 30-day month will be recalculated so that the amount of interest that would accrue at that rate in such month, calculated based on the actual number of days elapsed in such month and a 360-day year, will equal the amount of interest that actually accrues on that Mortgage Loan in that month.

            "Workout Fee": The fee payable at the Workout Fee Rate to the Special Servicer with respect to each Corrected Mortgage Loan.

            "Workout Fee Rate": A fee with respect to a Corrected Mortgage Loan of 1.0% of each collection of interest (other than default interest) and principal (including Monthly Payments, Principal Prepayments, and Balloon Payments at the Loan Maturity Date), received on each Corrected Mortgage Loan for so long as it remains a Corrected Mortgage Loan.